EXHIBIT 10.1

AMENDMENT TO OPTION TO PURCHASE

ASSETS AGREEMENT BY AND BETWEEN

NORTHERN ADVENTURES, INC. NORTHERN

ADVENTURES LLC AND APD ANTIQUITIES, INC.

Amendment Dated:  October 1, 2012

On July 3rd, 2012, Northern Adventures, Inc., a Nevada corporation and Northern Adventures LLC, an Idaho LLC, (collectively “Optionors”) granted a 90 day option until October 1, 2012 to AMCOR Exploration, Inc., a Nevada Subsidiary Corporation (the “Optionee”) and APD ANTIQUITIES, INC., a Nevada Parent Corporation (“PARENT”) to purchase certain assets pursuant to a standard asset purchase agreement.

Due to delays beyond the control of the Optionors and Optionee, the parties mutually agree and confirm that the Option to Purchase Agreement shall have the original termination date of October 1, 2012 extended to December 31, 2012.

Agreed to and confirmed:

APD Antiquities, Inc.                        Northern Adventures, LLC.                        Northern Adventures, Inc

/s/ Cindy K. Swank                           /s/ Martin G. Clemets                                   /s/ Martin G. Clemets

Cindy K. Swank                               Martin G. Clemets                                        Martin G. Clemets

President                                          Managing Member                                       President